Exhibit 5.01





                                November 5, 1997



Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, California 95035

Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 5, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 400,000 additional shares of the Common Stock (the "Common Stock") of Elantec Semiconductor, Inc. ("Elantec") subject to issuance by Elantec pursuant to the Elantec Semiconductor, Inc. 1995 Equity Incentive Plan, as amended through February 21, 1997 (the "Plan").

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed as a part thereof, includig without limitation the Plan and related documents;

         (2) the Prospectus originally prepared in connection with the Plan and with the Registration Statement, as amended to take into account the amendment of the Plan on February 21, 1997 increasing by 400,000 shares in the number of shares of Common Stock subject thereto;

         (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of Elantec relating to the Plan that are contained in your minute books that are in our possession;

         (4) the Certificate of Incorporation of Elantec, as amended, and the Bylaws of Elantec, both as filed by Elantec with its Registration Statement on Form S-1 filed with the Commission on August 25, 1995 as such Registration Statement was subsequently amended;

         (5) the stock records that you have provided to us (consisting of a list of stockholders prepared by your transfer agent, Chase Mellon Shareholder Services, and a list of option holders respecting your capital stock that was prepared by you); and

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons executing the same, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate. Our opinion below is given on the assumption that shares of Common Stock may not be issued and sold by Elantec in accordance with the Plan unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Plan.

         Based upon the foregoing, it is our opinion that the 400,000 additional shares of Common Stock that may be issued and sold by you pursuant to the Plan, when issued and sold in accordance with the Plan and stock option or purchase agreements to be entered into thereunder and in the manner referred to in the Prospectus associated with the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the

Elantec Semiconductor Inc.
November 5, 1997
Page 2



Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of shares of the Common Stock and is not to be relied upon for any other purpose.

                                Very truly yours,


                               FENWICK & WEST LLP

                             /s/ Fenwick & West LLP